EXHIBIT 10.38

PROMISSORY NOTE – Series A

$25,000.00	Pittsford, New York
February 12, 2015

FOR VALUE RECEIVED, Infinite Group, Inc., a Delaware corporation with offices at 80 Office Park Way, Pittsford, New York 14534 (“Maker”), promises to pay to ANDREW HOYEN, an individual with an address at 3 Blandford Lane, Fairport, NY  14450 (“Lender”), the principal sum of Twenty Five Thousand Dollars ($25,000.00) plus interest at the annual rate equal to seven percent (7%) in lawful money of the United States of America, payable until the principal is paid in full by Maker to Lender.  On March 31, 2018, the principal amount of this Note shall be due and payable. (“Series A Note” or “Note”)

Lender shall have the right in his sole discretion upon written notice to the Maker to convert all or part of the principal amount of this Series A Note for common stock of the Maker at the conversion rate of $.10 per share, as adjusted to reflect stock splits, distributions, recapitalizations, etc.   Maker agrees that at all times it shall reserve a sufficient number of authorized and unissued shares of the Maker to provide for the conversion of this Note (250,000 common shares as of the date of this Note).

This Series A Notes Payable shall be automatically converted into common shares, at the then applicable conversion rate, (i) in the event of the closing of an underwritten secondary public offering of the Company’s securities in which the aggregate gross proceeds to the Company equals or exceeds $10,000,000; or (ii) in the event that the Maker notifies the lender of its intent to prepay all or any part of the outstanding principal amount of this Note. Upon providing written notice to the Lender of the proposed amount of principal prepayment Lender shall have thirty days to accept prepayment by written notice. If Lender fails to provide his written consent within 30 days of notice by the Maker, Lender, without further written notice to the Maker, hereby agrees to accept conversion of the proposed principal to shares of common stock covered by the conversion provisions of this Note.

Interest is payable monthly by the 15th day of the month after which the interest accrued (“Interest Due Date”).  All accrued interest shall be paid by Maker prior to Maker making any principal payments.

The holder of this Series A Note Payable shall have no rights to vote.

Lender shall have access to the same information as common shares holders and others through the Company's public filings with the Securitas and Exchange Commission that are available on -line at http://www.sec.gov/ under EDGAR filings.

In the event that the Company issues additional notes payable with terms for annual interest rate and conversion to common shares at more favorable terms than the terms of this Series A Note, as adjusted to reflect stock dividends, stock splits, recapitalizations, etc. then, and in such event, the terms for this Series A Note shall be adjusted prospectively to provide the same terms as the newly issued notes payable.

Upon the occurrence of any of the following events of default, the entire indebtedness evidenced by this Note, including expenses of collection, shall immediately become due and payable without notice, presentation or demand:

(i)	The failure to pay the principal within thirty (30) business days of its maturity date;

(ii)
The bankruptcy of Maker or the filing by Maker of a voluntary petition under any provision of the bankruptcy laws; the institution of bankruptcy proceedings in any form against Maker which shall be consented to or permitted to remain undismissed or unstayed for ninety (90) days; or the making by Maker of an assignment for the benefit of creditors;

(iii)	The taking of any judgment against Maker, which judgment is not paid in accordance with its terms, satisfied, discharged, stayed or bonded within ninety (90) days from the entry thereof; or

(iv)	The assignment of the Note by Maker, provided, however, that Maker may assign the Note to any person or entity that controls, is controlled by or is under common control with Maker.

No failure on the part of Lender to exercise, and no delay in exercising, any of the rights provided for herein, shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

Lender shall not, without the express prior written consent of Maker, assign, sell, gift or otherwise transfer this Note to any third party, provided, however, that Lender may assign this Note to any person or entity that controls, is controlled by or is under common control with, Lender without the prior consent of Maker.

Maker agrees to pay all costs and expenses incurred by Lender in enforcing this Note, including without limitation all reasonable attorney’s fees and expenses incurred by Lender.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Maker and Lender have caused this Note to be executed and delivered as of the date set forth above.

INFINITE GROUP, INC.
Agreed to by:                                                                                  Agreed to by:

_/s/James Villa______                                        _/s/ Andrew Hoyen________
 James Villa, President                                                 Andrew Hoyen